SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2013

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

Our subsidiary, Asterias Biotherapeutics, Inc. (“Asterias”) has entered into a lease for an office and research facility located at 6300 Dumbarton Circle, Fremont, California.  The building on the leased premises contains approximately 44,000 square feet of space.  The lease is for a term of 96 months.  The estimated term commencement date is October 1, 2014 but the term may commence earlier if Asterias commences its use of the premises prior to that date or the term commencement may be delayed if the Landlord does not deliver possession of the premises to Asterias by February 13, 2014.

Asterias will pay base monthly rent of $99,000 during the first 12 months commencing on the term commencement date, except that during the first 15 months of the lease term, Asterias will pay base rent on only 22,000 square feet rather than 44,000 square feet provided that Asterias is not in default in performing its obligations under the lease beyond any notice and cure periods.  Base monthly rent will increase by approximately 3% annually.

In addition to monthly base rent Asterias will pay all real estate taxes, insurance, a management fee in the amount of 3% of base rent, and the cost of maintenance, repair and replacement of the leased premises.  During the first 15 months of the lease term, Asterias will pay only 50% of the real estate taxes assessed on the premises provided that Asterias is not in default in performing its obligations under the lease beyond any notice and cure periods.  However, if any improvements or alterations to the premises that Asterias constructs or adds are assessed for real property tax purposes at a valuation higher than the valuation of the improvements on the Premises on the date signed the lease, Asterias will pay 100% of the taxes levied on the excess assessed valuation.

The landlord will provide Asterias with a tenant improvement allowance of $4,400,000, which Asterias plans to use to construct a laboratory and production facility that can be used to produce human embryonic stem cells and related products under current good manufacturing practices (cGMP).  The landlord’s obligation to fund the tenant improvement allowance will expire in 18 months with respect to any portion of the allowance not expended by then.

Asterias has two options to extend the lease term by five (5) years each.  Base rent for each five-year option period shall equal the then-current fair market value, including annual fair market increases.  The fair market rent for an option period will be determined by Asterias and the landlord based on the then current market rent for comparable office and laboratory space in the Fremont/Newark market.  If Asterias and the landlord fail to reach an agreement on the fair market rent, the rent will be set through an arbitration procedure in which Asterias and the landlord will each present their proposed fair market rent and the arbitrator will select the amount that the arbitrator determines more closely represents the fair market rent.

Asterias will be in default under the lease, and the landlord may terminate the lease and may exercise other remedies against Asterias for losses and damages under the lease and applicable law, if any one or more of the following events occurs: (a) Asterias abandons or vacates the leased premises; (b) Asterias fails to make any payment of rent, taxes, or insurance when due, or to Asterias fails to keep the premises free of liens arising from work performed or materials provided, where the failure continues for a period of five days after written notice to Asterias from the landlord; (c) Asterias fails to observe or perform any of its other obligations or covenants contained in the lease (other than those described in (a) or (b)), where the failure continues for a period of thirty (30) days after written notice to Asterias from the landlord; provided that, if the nature of the default is such that it reasonably requires more than thirty (30) days to cure, Asterias will not be deemed to be in default if it commences a cure within such thirty (30) day period and thereafter diligently prosecute the cure to completion no later than ninety (90) days after receipt of the notice from the landlord; (d) Asterias makes an assignment for the benefit of creditors; (e) a receiver, trustee or custodian is appointed to take title, possession or control of all or substantially all of Asterias’ assets; (f) Asterias files a voluntary petition under the United States Bankruptcy Code or any successor statute (the “Bankruptcy Code”) or an order for relief is entered against Asterias pursuant to a voluntary or involuntary proceeding commenced under the Bankruptcy Code; (g) any involuntary petition is filed against Asterias under the Bankruptcy Code and is not dismissed within one hundred twenty (120) days; (h) Asterias fails to deliver an estoppel certificate as required by the lease; or (i) Asterias’ interest in the lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days.

Asterias and the landlord have agreed to indemnify each other against certain liabilities arising under laws pertaining to the presence of hazardous materials at, on, or about the leased premises.  Asterias’ indemnity of the landlord will pertain to any hazardous materials that are brought to or released at the premises in violation of applicable laws after Asterias signed the lease.  The landlord’s indemnity of Asterias will pertain to any hazardous materials that are present at the premises in violation of applicable laws prior to the date Asterias signed the lease.

Section 2 - Financial Information

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion of the lease set forth in Item 1.01 is incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release Dated January 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	January 2, 2014	By:	/s/ Michael D. West
Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Press Release Dated January 2, 2014

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